Exhibit 99

Form 4 Joint Filer Information

Name:   Morgenthaler Management Partners V, LLC

Address:   2710 Sand Hill Road
           Suite 100
           Menlo Park, CA 94025

Designated Filer:   Morgenthaler Venture Partners V, L.P.

Issuer & Ticker Symbol:   Thermage, Inc. (THRM)

Date of Event Requiring Statement:   11/15/2006

Signature:   /s/ Theodore A. Laufik, Chief Financial Officer